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                                                          EXHIBIT 23(a)

                    CONSENT OF INDEPENDENT AUDITORS




The Board of Directors
The St. Paul Companies, Inc.:

We consent to incorporation by reference in the Registration Statements on Form S-8 (SEC File No. 33-15392, No. 33-23446, No. 33-23948, No. 33-24220, No. 33-24575, No. 33-26923, No. 33-49273, No. 33-
56987,  No. 333-01065, No. 333-22329, No. 333-25203, No. 333-28915,
No. 333-48121, No. 333-50941, No. 333-50943 and No. 333-67983), and
Form S-3 (SEC File No. 333-44122) of The St. Paul Companies, Inc., of our reports dated January 23, 2001, relating to the consolidated balance sheets of The St. Paul Companies, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, shareholders' equity, comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2000, and related schedules I through V, which reports appear or are incorporated by reference in the December 31, 2000 annual report on Form 10-K of The St. Paul Companies, Inc.




Minneapolis, Minnesota                            /s/ KPMG LLP
March 28, 2001                                        --------
                                                      KPMG LLP